   As filed with the Securities and Exchange Commission on January 29, 1998
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8


                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933


                           PLATINUM technology, inc.
            (Exact name of registrant as specified in its charter)



                   Delaware                            36-3509662
      (State or other jurisdiction of        (IRS Employer Identification
     of incorporation or organization)                   Number)


   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000
          (Address of Principal Executive Offices including Zip Code)



                 VAYDA CONSULTING INC. 1995 Stock Option Plan
                             (Full title of plan)

                             Andrew J. Filipowski
   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000
           (Name, address and telephone number of agent for service)


                                  Copies to:
                            Matthew S. Brown, Esq.
                              Mark D. Wood, Esq.
                             Katten Muchin & Zavis
                           525 W. Monroe, Suite 1600
                            Chicago, IL  60661-3693
                          Fax Number: (312) 902-1061

                             --------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    Proposed maximum        Proposed maximum
                                                 Amount to be        offering price       aggregate offering         Amount of
  Title of securities to be registered           registered(1)          per share                 price           registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (including
preferred stock purchase rights)(2)..........   67,936 shares(2)         $9.13(3)            $620,256(3)                $183
====================================================================================================================================

------------

(1) Includes an indeterminate number of shares of PLATINUM technology, inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Represents shares issuable upon exercise of outstanding options under the Vayda Consulting Inc. 1995 Stock Option Plan (the "Plan").
(3) The amounts are based upon the weighted average exercise price of the 67,936 shares subject to outstanding options under the Plan and are used solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

================================================================================

                                    PART I
                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the Vayda Consulting Inc. 1995 Stock Option Plan (the "Plan") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

     The Plan was assumed by PLATINUM technology, inc. (the "Company") pursuant to the Agreement and Plan of Reorganization, dated November 26, 1997, by and among the Company, VCI Acquisition Corp. and Vayda Consulting Inc. and certain of the shareholders of Vayda Consulting Inc. Options previously issued under the Plan converted into options to purchase the Company's Common Stock, par value $.001 per share. No additional options will be issued under the Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Company's annual report on Form 10-K, for the year ended December 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1997, June 30, 1997 and September 30, 1997;

     3. The Company's Current Reports on Form 8-K, dated February 12, 1997, March 11, 1997, October 17, 1997, December 11, 1997 and January 27, 1998;

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1991 pursuant to
          Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description; and

     5. The description of the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed December 26, 1995 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.
     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Article Ten of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article Nine of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has purchased an insurance policy under which it is entitled to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.  Exemption from Registration Claimed.
     Not Applicable.

Item 8.  Exhibits.

     4.1  Vayda Consulting Inc. 1995 Stock Option Plan (the "Plan").

     4.2  Form of Stock Option Agreement for the Plan.

     4.3 Conformed copy of Restated Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1(d) to the Company's Registration Statement on Form S-1, Registration
          No. 333-07783.

     4.4 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-39233 (the "IPO S-1 Registration Statement").

     4.5 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 to the IPO S-1 Registration Statement.

     4.6 Rights Agreement dated as of December 21, 1995, between the Company and Harris Trust and Savings Bank, incorporated by reference to
          Exhibit 1 to the Company's Registration Statement on Form 8-A, filed December 26, 1995.

     5 Opinion of counsel as to legality of shares of Common Stock being offered (including consent).

    15 Acknowledgment of Certified Public Accountants Regarding Independent Auditors' Review Reports.

     23.1 Consent of KPMG Peat Marwick LLP with respect to the Company's financial statements.

     23.2 Consent of Deloitte & Touche LLP with respect to the financial statements of Trinzic Corporation.

     23.3 Consent of Arthur Andersen LLP with respect to the financial statements of Locus Computing Corporation.

     23.4 Consent of Arthur Andersen LLP with respect to the financial statements of Softool Corporation.

     23.5  Consent of Katten Muchin & Zavis (included in their opinion filed as
           Exhibit 5 herein).

     24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.
     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on this 26th day of January, 1998.

                              PLATINUM technology, inc.

                              By:   /s/  ANDREW J. FILIPOWSKI
                                    -------------------------
                                    Andrew J. Filipowski
                                    President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, Larry S. Friedman and Matthew S. Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 (including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of January, 1998.


        Signature                                  Title
-------------------------   ---------------------------------------------------

/s/ ANDREW J. FILIPOWSKI    President, Chief Executive Officer (Principal
-------------------------   Executive Officer) and a Director
     Andrew J. Filipowski

/s/ MICHAEL P. CULLINANE    Executive Vice President, Chief Financial Officer
-------------------------   (Principal Financial and Accounting Officer) and a
     Michael P. Cullinane   Director


/s/ PAUL L. HUMENANSKY      Executive Vice President, Chief Operations Officer
-------------------------   and a Director
     Paul L. Humenansky

/s/ JAMES E. COWIE          Director
-------------------------
     James E. Cowie

/s/ STEVEN D. DEVICK        Director
-------------------------
     Steven D. Devick

/s/ ARTHUR P. FRIGO         Director
-------------------------
     Arthur P. Frigo

                            Director
-------------------------
     Gian M. Fulgoni

                                                                                                       Sequential
Exhibits                                            Description                                         Page No.
--------      -------------------------------------------------------------------------------------    ----------
  4.1         Vayda Consulting Inc. Stock Option Plan (the "Plan").
  4.2         Form of Stock Option Agreement for the Plan.
  5           Opinion of counsel as to legality of shares of Common Stock being offered (including consent).
 15           Acknowledgement of Certified Public Accountants Regarding Independent Auditor's
              Review Reports.
 23.1         Consent of KPMG Peat Marwick LLP with respect to the Company's financial statements.
 23.2         Consent of Deloitte & Touche LLP with respect to the financial statements of Trinzic
              Corporation.
 23.3         Consent of Arthur Andersen LLP with respect to the financial statements of Locus
              Computing Corporation.
 23.4         Consent of Arthur Andersen LLP with respect to the financial statements of Softool
              Corporation.

=================================================================================================================